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                                                                   Exhibit 10.14


                                     S O L A
                                 OPTICAL ITALIA

                                          Mr. Gaetano Sciuto
                                          Via Germania, 10
                                          21027 ISPRA
                                          ITALY
                                          Castiglione Olona, June 15, 1998

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SOLA Optical Italia S.p.A.

Via 24 Maggio, 4
21043 Castiglione Olona (Varese)
Tel.  0331 851 111
Fax 0331 850 720

RE: LETTER OF EMPLOYMENT

This is to confirm your employment by our Company as a Business Manager for an open-ended period. Pursuant to and in accordance with Article 2 of Law Decree 415/95, paragraph 3, your name is being entered in the employee register used by our Company under no. 37 for insurance, INAIL (Italian insurance institute against industrial accidents) position No. 8328748/43.

Your employment relationship will be governed by the CCNL (Italian national collective bargaining contract) standards that apply to managers employed by industrial companies, and in particular by the following terms and conditions:

Date of employment:                                          June 15, 1998
Gross monthly salary as detailed below:                 LIT  11,538,461.00
Minimum salary by contract                               LIT  5,500,000.00
Cost of living increase                                    LIT  438,000.00
Absorbable category bonus above contract level:            LIT  600,461.00
Personal bonus above contract level:                     LIT  5,000,000.00
                                                        ------------------
Total gross monthly salary                              LIT  11,538,461.00
                                                        ==================

A total annual salary of LIT 150,000,000.00 (one hundred fifty thousand million lire) is to be paid thirteen times in arrears before any deductions provided for by law and by contract.

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Capital stock: 5,327,400 shares fully paid
Business Registry Varese 20364
Tax ID and VAT no. 02142330121
CCP no. 01410215
CCIAA of Varese 23369
http://www.sola.it
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Compensation includes an "absorbable category bonus above contract level" that may be adjusted to match any contractual increases that may occur within twelve months of the hiring date. Furthermore, a yearly incentive bonus will be awarded to you based on the objectives that will be determined from year to year.

-     Confidentiality: In keeping with current legal and contractual provisions, we draw your attention to the need to maintain the strictest confidentiality with respect to news, technical data and information - except publicly disclosed information - that you will become aware of while performing the duties entrusted to you.

-     Duties:          Sales Manager Europe for the Sunlens Division,
                       fully available to travel within Italy and abroad in the performance of your duties

-     Reporting to     Directly to the Vice President of Sola
                       International Inc., General Manager of Sunlens
                       Division

-     Place of work:   Castiglione Olona (Varese), Italy

-     Working hours:   In accordance with the current CCNL


You will also be granted the use of a car in accordance with corporate policy.

We kindly ask you to sign the copy attached to this letter, as an indication of your full acceptance and agreement, and return it to us.

Employee                                        Company

/s/ Gaetano Sciuto                              /s/ Franco Gaslini


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Capital stock: 5,327,400 shares fully paid
Business Registry Varese 20364
Tax ID and VAT no. 02142330121
CCP no. 01410215
CCIAA of Varese 23369
http://www.sola.it